As filed with the Securities and Exchange Commission on May 10, 2006
Registration No. 333-81334

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

AMKOR TECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23-1722724 (IRS Employer Identification Number)
1900 South Price Road
Chandler, AZ 85248
(480) 821-5000
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Kenneth T. Joyce
Chief Financial Officer
Amkor Technology, Inc.
1900 South Price Road
Chandler, AZ 85248
(480) 821-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert A. Claassen, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
(650) 493-9300

Approximate date of commencement of proposed sale to the public: Not applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     On January 24, 2002, Amkor Technology, Inc. (“Amkor”) filed a registration statement on Form S-3 (Registration No. 333-81334, and, as amended on April 9, 2002, and April 25, 2002, the “Registration Statement”) covering $750,000,000 of Amkor’s debt securities, common stock, preferred stock, depositary shares, warrants, and subscription rights (collectively the “Securities”). The Registration Statement was declared effective on April 29, 2002.
     Pursuant to this Registration Statement, Amkor sold 7,000,000 shares of Amkor’s common stock at a price to the public of $133,000,000, on November 5, 2003.
     Because Amkor no longer intends to rely on the Registration Statement to issue securities, Amkor is filing this Post-Effective Amendment No. 1 to the Registration Statement pursuant to the undertaking in Item 512(a)(3) of Regulation S-K in order to remove from registration, as of the effective date of this Post-Effective Amendment, the $617,000,000 of Securities registered pursuant to the Registration Statement remaining unissued thereunder.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Amkor Technology, Inc. certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on May 9, 2006.

Date: May 9, 2006	AMKOR TECHNOLOGY, INC.
	By:	/s/ Kenneth T. Joyce
Kenneth T. Joyce
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

/s/ James J. Kim James J. Kim	Chief Executive Officer and Chairman (Principal Executive Officer)	May 9, 2006

/s/ Kenneth T. Joyce Kenneth T. Joyce	Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2006

/s/ Roger A. Carolin Roger A. Carolin	Director	May 9, 2006

/s/ Winston J. Churchill Winston J. Churchill	Director	May 9, 2006

/s/ Gregory K. Hinckley Gregory K. Hinckley	Director	May 9, 2006

/s/ John T. Kim John T. Kim	Director	May 9, 2006

/s/ Constantine N. Papadakis Constantine N. Papadakis	Director	May 9, 2006

/s/ James W. Zug James W. Zug	Director	May 9, 2006